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                                                                       EXHIBIT 5

Susan B. Zaunbrecher, Esq.
zaunbrec@dinslaw.com
(513) 977-8171


                                  June 28, 1999


CBRL Group, Inc.
305 Hartmann Drive
Lebanon, Tennessee 37087

Dear Ladies and Gentlemen:

         We have acted as counsel to CBRL Group, Inc., a Tennessee corporation (the "Company"), in connection with the Registration Statement on Form S-3 (together with all amendments thereto, the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Commission"), relating to the proposed sale of $150,000,000 principal amount of Debt Securities (the "Securities") of the Company. We have examined the Registration Statement, and we have reviewed such other documents and have made such further investigations as we have deemed necessary to enable us to express the opinion hereinafter set forth.

         We hereby advise you that in our opinion, when the Registration Statement becomes effective under the Act, the indenture related to the Notes (the "Indenture") has been duly authorized, executed and delivered and the Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and to general equity principles.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                               Very truly yours,

                               DINSMORE & SHOHL LLP

                               /s/ Susan B. Zaunbrecher
                               Susan B. Zaunbrecher